UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

HAPC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Madison Avenue

New York, New York 10017

(Address of Principal Executive Offices)(Zip Code)

(212) 418-5070

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 14, 2007, the management of HAPC, INC. (the “Company”), after discussion with the Company’s Audit Committee, determined that it was necessary for the Company to restate (i) the Company’s balance sheet as of April 18, 2006 and related statement of operations, stockholders equity (deficit) and cash flows for the periods from January 1, 2006 to April 18, 2006, and from August 15, 2005 (inception) to April 18, 2006 filed with the financial statements included in the Company’s Current Report on Form 8-K/A previously filed on November 14, 2006, (ii) the Company’s balance sheet as of June 30, 2006, the statements of operations for the three and six months ended June 30, 2006 and the period from August 15, 2005 (inception) through June 30, 2006, the statements of stockholders equity (deficit) for the period from August 15, 2005 (inception) to December 31, 2005 and January 1, 2006 to June 30, 2006 and the statements of cash flows for the six months ended June 30, 2006 and for the period from August 15, 2005 (inception) to June 30, 2006 included in the Company’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2006 previously filed on November 14, 2006 and (iii) the Company’s balance sheet as of September 30, 2006, the statements of operations for the three months ended September 30, 2006, the nine months ended September 30, 2006, the period from August 15, 2005 (inception) to September 30, 2005 and from August 15, 2005 (inception) to September 30, 2006, the statements of stockholders equity (deficit) from August 15, 2005 (inception) to December 31, 2005 and January 1, 2006 to September 30, 2006 and the statements of cash flows for the nine months ended September 30, 2006, for the period from August 15, 2005 (inception) to September 30, 2005 and for the period from August 15, 2005 to September 30, 2006 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 previously filed on November 14, 2006. As a result of these errors, the Company’s previously issued financial statements should no longer be relied upon.

The Company’s above referenced financial statements will be restated to reflect gains and losses related to the warrants to purchase common stock associated with the units sold in connection with the Company’s initial public offering in April 2006 and the partial exercise of the underwriter’s over allotment option in May 2006. The Company had previously classified the value of these warrants to purchase common stock as equity. The Company has determined that these warrants should have been classified as liabilities and, therefore, the fair value of each warrant must be recorded as a liability on the Company’s balance sheet. Subsequent changes in the fair value of these warrants results in adjustments to the amount of the recorded liability, and the corresponding gain or loss recorded in the Company’s statement of operations. At the date of the conversion of each warrant or portion thereof (or exercise of the warrants or portion thereof, as the case may be), the corresponding liability will be reclassified to equity.

The determination to restate the Company’s financial statements for the aforementioned periods was reached by the Company’s management, in consultation with the Audit Committee, during the preparation of the Company’s Preliminary Proxy Statement related to the Stock Purchase Agreement dated as of September 29, 2006 by and among the Company, Iceland Acquisition Subsidiary, Inc., a wholly-owned subsidiary of the Company, I-Flow Corporation and InfuSystem, Inc.

The Company’s management is in the process of restating the above-mentioned financial statements, having discussed such restatement with its current independent auditor as well as its former independent auditor.

The Company will file (i) Amendment No. 2 to its Form 8-K previously filed on April 26, 2006 with restated audited financial statements, (ii) Amendment No. 2 to its Form 10-Q for the quarter ended June 30, 2006 with restated unaudited interim financial statements and (iii) an amendment to its Form 10-Q for the quarter ended September 30, 2006 with restated unaudited interim financial statements as soon as possible.

Item 8.01	Other Events

On February 9, 2007, the Company and FTN Midwest Securities Corp. (“FTN”) entered into a Unit Purchase Option Clarification Agreement (the “Agreement”) which clarifies certain terms of the Unit Purchase Option (the “Purchase Option”) entered into by the Company and FTN on April 11, 2006 in connection with the Company’s IPO. FTN was the lead underwriter in the Company’s IPO.

Under the terms of the Purchase Option, FTN was granted the right to purchase 833,333 units from the Company. Each unit consisted of one share of the Company’s common stock and two warrants, each exercisable for one share of common stock.

The Agreement principally provides that: (i) the Company shall not be obligated to deliver any securities pursuant to the exercise of the Purchase Option unless a registration statement under the Securities Act of 1933, as amended, with respect to the common stock issuable upon exercise of the warrants which are issuable upon exercise of the Purchase Option is effective; and (ii) FTN is not, and at the time of the initial issuance of the Purchase Option was not, entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities if the common stock issuable upon exercise of the warrants is not covered by an effective registration statement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Unit Purchase Option Clarification Agreement, dated February 9, 2007, by and between HAPC, INC. and FTN Midwest Securities Corp.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPC, INC.

By:	/s/ Erin S. Enright
Name:	Erin S. Enright
Title:	Chief Financial Officer

Dated: February 14, 2007

Exhibit Index

Exhibit No.	Description
99.1	Unit Purchase Option Clarification Agreement, dated February 9, 2007, by and between HAPC, INC. and FTN Midwest Securities Corp.